Exhibit 99.1
For Matritech:
Kathleen O’Donnell
617-928-0820 ext. 270
For Inverness:
Investor Relations Contact:
Doug Guarino
Director of Corporate Relations
781-647-3900
Inverness Medical Innovations Agrees to Acquire Matritech, Inc.
Waltham, MA and Newton, MA (August 28, 2007) — Inverness Medical Innovations, Inc. (Amex: IMA) and Matritech, Inc. (Amex: MZT) today announced that they have entered into an asset purchase agreement pursuant to which Inverness will acquire substantially all of the assets of Matritech for aggregate consideration of $36 million, payable in shares of Inverness common stock. In addition, Inverness would pay Matritech up to $2 million of incremental consideration, in cash and/or Inverness common stock, conditioned on the achievement of certain revenue targets for the twelve month period following the closing.
Matritech is a leading developer and marketer of protein-based diagnostic products for the early detection of cancer. The company’s leading product, the NMP22® BladderChek® Test is a point-of-care test cleared by the FDA for both the diagnosis and monitoring of bladder cancer. Inverness, a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, expects opportunities to develop between Matritech and its existing point-of-care organization as well as with those of other recently acquired companies.
Commenting on the agreement, Ron Zwanziger, President and CEO of Inverness, said “We are excited about the addition of Matritech’s bladder cancer technology to the Inverness portfolio, and look forward to realizing the market opportunities available to us through combining the Matritech products with our global distribution capabilities.”
Stephen D. Chubb, Chairman and CEO of Matritech, said “We are extremely proud of the achievements of our scientists and sales force that developed and built a market for our non-invasive bladder cancer test. We believe Inverness has the resources, experience and commitment to increase penetration of our products in the point-of-care cancer diagnostics market and improve the early detection of cancer.”
The Board of Directors of Matritech also has approved the dissolution of the corporation in accordance with Delaware law, subject to stockholder approval, after the closing of the asset sale. Matritech expects that the complete dissolution process may take several years. In order to obtain the cash necessary to satisfy Matritech’s existing obligations and to preserve the value of the consideration received at closing, Matritech expects to sell all of the shares of Inverness common stock received as consideration in the asset sale as promptly as practicable after the closing of the asset sale. Before distributing any amounts to its common stockholders, Matritech must first satisfy all of its obligations to its existing creditors and preferred stockholders, as well as paying certain employee costs including change of control payments to management personnel

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not transferring to Inverness and transaction costs related to the asset sale and the dissolution. After payment of these obligations and fees, Matritech estimates that the net proceeds expected to be available for distribution to its common stockholders will be in the range of $10 million to $12 million, or approximately $0.16 to $0.19 per share.
Matritech has agreed to convene a special meeting of its stockholders to vote upon the approval of the asset sale and the dissolution of the corporation. Matritech plans to distribute to its stockholders a proxy statement/prospectus providing further detailed information about the proposed asset sale and dissolution. The asset sale and dissolution are conditioned upon approval by Matritech’s stockholders and the asset sale is further conditioned on the satisfaction of other customary closing conditions, and is expected to close in the fourth quarter of 2007.
Covington & Associates acted as financial advisor and Foley Hoag LLP acted as legal counsel to Inverness. CIBC World Markets Corp. acted as financial advisor and Choate, Hall & Stewart LLP acted as legal counsel to Matritech.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information About the Proposed Transaction and Where to Find It:
Inverness plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which will include Matritech’s proxy statement and Inverness’ prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, MATRITECH, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and Matritech can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Matritech by contacting Richard A. Sandberg at (617) 658-5224 or dsandberg@matritech.com.
Inverness, Matritech and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Matritech in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement/prospectus described above. Additional information regarding Inverness’ directors and executive officers is also included in Inverness’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Additional information regarding Matritech’s directors and executive officers is also included in Matritech’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 26, 2007. These proxy statements are available free of charge at the SEC’s web site at www.sec.gov and from Inverness and Matritech by contacting them as described above.

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About Matritech
Matritech, Inc., a leading marketer and developer of protein-based diagnostic products for the early detection of cancer, is using its patented proteomics technology to develop diagnostics for the detection of a variety of cancers. The Company’s first two products, the NMP22® Test Kit and NMP22® BladderChek® Test, have been FDA cleared for the monitoring and diagnosis of bladder cancer. The NMP22 BladderChek Test is based on Matritech’s proprietary nuclear matrix protein (NMP) technology, which correlates levels of NMPs in body fluids to the presence of cancer. In addition to the NMP22 protein marker utilized in the NMP22 Test Kit and NMP22 BladderChek Test, the Company has discovered other proteins associated with cervical, breast, prostate, and colon cancer. Matritech is headquartered in Newton, Massachusetts. More information about Matritech is available at www.matritech.com.
About Inverness
Inverness Medical Innovations is a leading developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on infectious disease, cardiology, drugs of abuse and women’s health. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. Inverness is headquartered in Waltham, Massachusetts. For additional information on Inverness Medical Inc., please visit the Company’s website at www.invernessmedical.com.
Statement under the Private Securities Litigation Reform Act
This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated timing of, benefits, synergies and other results or effects of, the proposed asset sale and dissolution, market opportunities following the proposed transaction, the timing of sales of Inverness common stock by Matritech, the dissolution process and estimated net proceeds to common stockholders. These statements reflect the parties’ current views and expectations with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with securing necessary securityholder and lender approvals, other closing conditions, regulatory review, Inverness’ ability to integrate this and other acquisitions, the ability of the parties to recognize the expected synergies and benefits of their business combination, Matritech’s ability to timely sell the Inverness common stock received in the proposed transaction, the ability of the parties to continue to successfully develop and manufacture diagnostic testing products and to commercialize such products, as well as changes or events affecting the business, financial condition or results of operations of either Inverness or Matritech prior to closing the transaction, including the risks and uncertainties described in Inverness’ annual report on Form 10-K for the year ended December 31, 2006 and Matritech’s annual report on Form 10-K for the year ended December 31, 2006, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission. Completion of the asset sale and dissolution of Matritech are each subject to conditions to closing, and there can be no assurance those conditions will be satisfied or that the asset sale or dissolution will be completed on the terms described herein or at all. These forward-looking statements are neither promises nor guarantees. Neither Matritech nor Inverness undertakes any responsibility to revise or update any forward-looking statements contained herein.
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